EXHIBIT 31.2

CERTIFICATION OF CFO PURSUANT TO

RULE 13A-14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

I, John A. Kritzmacher, Chief Financial Officer of Global Crossing Limited, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Global Crossing Limited; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2010

/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer